SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                    FORM 8-K


                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                               March 26, 2001


                    KANSAS CITY SOUTHERN INDUSTRIES, INC.
                    -------------------------------------
             (Exact name of company as specified in its charter)


       DELAWARE                  1-4717                   44-0663509
---------------------         -------------           -------------------
(State or other jurisdiction  (Commission file           (IRS Employer
   of incorporation)             number)              Identification Number)


              114 West 11th Street, Kansas City, Missouri 64105
              -------------------------------------------------
             (Address of principal executive offices) (Zip Code)


              Company's telephone number, including area code:
                                (816) 983 - 1303


                                 Not Applicable
        (Former name or former address if changed since last report)

Item 5.     Other Events

On March 26, 2001, Kansas City Southern Industries, Inc. ("KCSI" or "Company") announced that, effective immediately, it will implement a cost reduction plan that will result in a total workforce reduction of approximately 6% of its 3,000 member workforce. Additionally, KCSI will implement a voluntary, temporary annual salary reduction for middle and senior management and temporarily suspend certain benefits for its management employees.

These reductions are not intended to impact the Company's plans to develop strategic facilities and assets essential to the Company's future. In addition, KCSI's capital program for safely maintaining the railroad will continue; however, implementation of a major project to upgrade and modernize the Company's computer system - MCS - will be put on hold until economic conditions enable resumption of the program.

These actions, which are designed to realize cost savings in order to keep the Company competitive for the future, are in response to the existing economic slowdown.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Kansas City Southern Industries, Inc.


Date: March 27, 2001                        By: /s/  Louis G. Van Horn
                                               ----------------------------
                                                    Louis G. Van Horn
                                             Vice President and Comptroller
                                             (Principal Accounting Officer)